Exhibit A

Joint Filing Agreement

The undersigned agree and consent to the joint filing on their behalf of this Schedule 13G, and all amendments thereto, relating to the Common Stock of StarTek, Inc.

Steven D. Lebowitz

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Deborah P. Lebowitz

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

The Lebowitz Family LLC

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Lebowitz RCT, L.P.

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Lebowitz RCT, Inc.

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Date: February 14, 2018